================================================================================
          As filed with the Securities and Exchange Commission on June 14, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                _________________

                             STANDARD PACIFIC CORP.
             (Exact name of Registrant as Specified in Its Charter)

              Delaware                                          33-0475989
   (State or Other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                           Identification No.)

                                _________________

                               15326 Alton Parkway
                            Irvine, California 92618
                                 (949) 789-1600
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                               _________________

               2000 STOCK INCENTIVE PLAN OF STANDARD PACIFIC CORP.

                              (Full Title of Plan)
                                _________________

                             Clay A. Halvorsen, Esq.
              Senior Vice President, General Counsel and Secretary
                             Standard Pacific Corp.
                               15326 Alton Parkway
                            Irvine, California 92618
                                 (949) 789-1600
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                   Copies to:
                           Robert K. Montgomery, Esq.
                           Gibson, Dunn & Crutcher LLP
                             2029 Century Park East
                                   Suite 4000
                       Los Angeles, California 90067-3026
                                 (310) 552-8500

                                _________________

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                           Proposed       Proposed
                                                           Maximum         Maximum
                                         Amount           Offering       Aggregate       Amount of
          Title of Securities             to be          Price Per       Offering       Registration
           to be Registered            Registered(1)       Share(2)       Price(2)           Fee
--------------------------------------------------------------------------------------------------------
             Common Stock,             1,500,000(3)        $32.28       $48,420,000         $4,455
       par value $0.01 per share
========================================================================================================

(1) Also includes associated preferred share rights to purchase shares of Standard Pacific's common stock, which preferred share rights are not currently separable from the shares of common stock and are not currently exercisable. Pursuant to Rule 416(a), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the 2000 Stock Incentive Plan of Standard Pacific Corp.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of Standard Pacific's common stock as reported on June 13, 2002 on the New York Stock Exchange.
(3) In addition to the 1,500,000 shares registered hereby, 1,000,000 shares of common stock issuable under the 2000 Stock Incentive Plan of Standard Pacific Corp. were previously registered under the Registration Statement on Form S-8 (Registration No. 333-63326), filed with the Securities and Exchange commission on June 19, 2001.

================================================================================

                                  INTRODUCTION

         On June 19, 2001, Standard Pacific Corp., a Delaware corporation (the "Company"), filed a Registration Statement on Form S-8 registering 1,000,000 shares of the Company's common stock, par value $0.01 per share issuable under the 2000 Stock Incentive Plan of Standard Pacific Corp. This Registration Statement on Form S-8 is filed by the Company to register an additional 1,500,000 shares of the Company's common stock, issuable under such plan as a result of an amendment to the plan, and consists of only those items required by General Instruction E to Form S-8.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*        Information required by Part I of Form S-8 to be contained in the
         Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-63326) previously filed by the Company with the Securities and Exchange Commission on June 19, 2001, which relates to the 2000 Stock Incentive Plan of Standard Pacific Corp., are incorporated herein by reference and made a part hereof.

             INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED
                  BY REFERENCE INTO THIS REGISTRATION STATEMENT

         On June 5, 2002, we announced that we had appointed Ernst & Young LLP to replace Arthur Andersen LLP as our independent auditors. Our consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001 incorporated by reference in this registration statement have been audited by Andersen, as stated in their report dated January 21, 2002, which is incorporated by reference herein. After reasonable efforts, we have been unable to obtain Andersen's consent to the incorporation by reference into this registration statement of Andersen's report with respect to these financial statements. Under these circumstances, Rule 437a under the Securities Act permits us to file this registration statement without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to assert claims against Andersen under Section 11 of the Securities Act. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen's provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Andersen.

Item 8.  Exhibits.

Exhibit No.   Description

    4.1 Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.1 of the registrant's Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

    4.2 Certificate of Correction of Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.2 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

     4.3 Form of Certificate of Amendment to Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.3 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

     4.4 Form of Certificate of Merger of the registrant, incorporated by reference to Exhibit 3.4 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

     4.5 Certificate of Designations of Series A Junior Participating Preferred Stock of the registrant, incorporated by reference to
              Exhibit 4.2 to the Registration Statement on Form 8-A (File No. 001-10959), filed with the Securities and Exchange Commission on December 28, 2001.

     4.6 Bylaws of the registrant, incorporated by reference to Exhibit 3.5 of the registrant's Registration Statement on Form S-4 (File No. 333-37014), filed with the Securities and Exchange Commission on May 15, 2000.

     4.7      Form of Specimen Stock Certificate, incorporated by reference to
              Exhibit 28.3 of the registrant's Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

     4.8 Rights Agreement, dated as of December 31, 2001, between the registrant and EquiServe Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File No. 001-10959), filed with the Securities and Exchange Commission on December 28, 2001.

     5.1      Opinion of Gibson, Dunn & Crutcher LLP.

     23.1 The registrant was unable to obtain the consent of Arthur Andersen LLP. See information above under the heading "Information Regarding Financial Statements Incorporated by Reference into this Registration Statement."

     23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

     24.1     Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 14, 2002.

                                         STANDARD PACIFIC CORP.

                                         By: /s/ STEPHEN J. SCARBOROUGH
                                             ----------------------------------
                                         Name:  Stephen J. Scarborough
                                         Title: Chairman of the Board and Chief
                                                Executive Officer


                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen J. Scarborough, Andrew
H. Parnes and Clay A. Halvorsen, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorneys-in-fact and agents to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional shares of common stock, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature                                Title                                          Date
---------                                -----                                          ----
     /s/ STEPHEN J. SCARBOROUGH          Chief Executive Officer and  Chairman of the
------------------------------------     Board (Principal Executive Officer)            June 14, 2002
       (Stephen J. Scarborough)


     /s/ ANDREW H. PARNES                Senior Vice President--Finance, Chief
------------------------------------     Financial Officer and Director (Principal      June 14, 2002
        (Andrew H. Parnes)               Financial and Accounting Officer)


      /s/ MICHAEL C. CORTNEY             Director                                       June 14, 2002
------------------------------------
         (Michael C. Cortney)


         /s/ JAMES L. DOTI               Director                                       June 14, 2002
------------------------------------
            (James L. Doti)


        /s/ RONALD R. FOELL              Director                                       June 14, 2002
------------------------------------
           (Ronald R. Foell)


       /s/ DOUGLAS C. JACOBS             Director                                       June 14, 2002
------------------------------------
          (Douglas C. Jacobs)

       /s/ KEITH D. KOELLER              Director                                      June 14, 2002
------------------------------------
          (Keith D. Koeller)


        /s/  LARRY MCNABB                Director                                      June 14, 2002
------------------------------------
            (Larry McNabb)


      /s/ JEFFREY V. PETERSON            Director                                      June 14, 2002
------------------------------------
         (Jeffrey V. Peterson)

                                  EXHIBIT INDEX

Exhibit No.    Description

   4.1 Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.1 of the registrant's Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

   4.2 Certificate of Correction of Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.2 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

   4.3 Form of Certificate of Amendment to Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.3 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

   4.4 Form of Certificate of Merger of the registrant, incorporated by reference to Exhibit 3.4 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

   4.5 Certificate of Designations of Series A Junior Participating Preferred Stock of the registrant, incorporated by reference to
               Exhibit 4.2 to the Registration Statement on Form 8-A (File No. 001-10959), filed with the Securities and Exchange Commission on December 28, 2001.

   4.6         Bylaws of the registrant, incorporated by reference to Exhibit
               3.5 of the registrant's Registration Statement on Form S-4 (File No. 333-37014), filed with the Securities and Exchange Commission on May 15, 2000.

   4.7         Form of Specimen Stock Certificate, incorporated by reference to
               Exhibit 28.3 of the registrant's Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

   4.8 Rights Agreement, dated as of December 31, 2001, between the registrant and EquiServe Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File No. 001-10959), filed with the Securities and Exchange Commission on December 28, 2001.

   5.1         Opinion of Gibson, Dunn & Crutcher LLP.

   23.1 The registrant was unable to obtain the consent of Arthur Andersen LLP. See information above under the heading "Information Regarding Financial Statements Incorporated by Reference into this Registration Statement."

   23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

   24.1        Power of Attorney (contained on signature page hereto).